INVESTORS’ RIGHTS AGREEMENT

This INVESTORS’ RIGHTS AGREEMENT (this “Agreement”), dated as of November 1, 2026, is by and between Strategic Storage Trust VI, Inc., a Maryland corporation (the “Company”), and Extra Space Storage LP, a Delaware limited partnership (the “Investor”). The Investor and any other Person who may become a party hereto pursuant to Section 5(c) are referred to individually as a “Stockholder” and collectively as the “Stockholders.”

WHEREAS, the Investor purchased shares of Series B Convertible Preferred Stock, $0.001 par value per share, of the Company pursuant to that certain Preferred Stock Purchase Agreement, dated as of May 1, 2023 (as may be amended from time to time, the “SST VI Purchase Agreement”);

WHEREAS, the Investor purchased shares of Series A Convertible Preferred Stock, $0.001 par value per share of Strategic Storage Growth Trust III, Inc. (“SSGT III”) pursuant to that certain Preferred Stock Purchase Agreement, dated as of February 4, 2025;

WHEREAS, pursuant to the agreement and plan of merger dated as of July 14, 2026, entered into by and among the Company, SSGT III Merger Sub, LLC, a Maryland limited liability company and a wholly owned subsidiary of the Company (“Merger Sub”), and SSGT III, SSGT III will merge with and into Merger Sub, with Merger Sub being the surviving entity (the “Merger”), and in connection therewith, the Investor will have its preferred investment in SSGT III converted to Series G Convertible Preferred Stock of the Company (the “Series G Preferred Stock”);

WHEREAS, in connection with the Merger, the Company will deliver an Officer’s Certificate, delivered pursuant to Section 5(c)(2) of Article 3 of the Articles Supplementary of SSGT III, effective February 4, 2025 (the “Officer’s Certificate”);

WHEREAS, the Investor desires to have and the Company desires to grant certain registration and other rights with respect to the Registrable Securities on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, for and in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.
Definitions. As used in this Agreement, the following terms shall have the following meanings, and terms used herein but not otherwise defined herein shall have the meanings assigned to them in the SST VI Purchase Agreement:

“Adverse Disclosure” means public disclosure of material non-public information that, in the good faith judgment of the Company’s board of directors, (i) would be required to be made in any Registration Statement filed with the SEC by the Company so that such Registration Statement or report would not be materially misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement or report; and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Agreement” shall have the meaning set forth in the preamble.

“Articles Supplementary” shall mean those certain Articles Supplementary of the Company, setting forth the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the Series G Preferred Stock, as may be amended from time to time.

“Automatic Shelf Registration Statement” shall have the meaning set forth in Rule 405 (or any successor provision) of the Securities Act.

“Class A Common Stock” shall mean all shares currently or hereafter existing of Class A Common Stock, par value $0.001 per share, of the Company.

“Common Stock” shall have the meaning set forth in the Articles Supplementary.

“Demand Notice” shall have the meaning set forth in Section 2(b)(i).

“Demand Registration” shall have the meaning set forth in Section 2(b)(i).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“Indemnified Party” shall have the meaning set forth in Section 2(g)(iii).

“Indemnifying Party” shall have the meaning set forth in Section 2(g)(iii).

“Long-Form Registration” shall have the meaning set forth in Section 2(b)(i).

“Losses” shall have the meaning set forth in Section 2(g).

“Marketed Offering” shall mean a registered underwritten offering of Registrable Securities (including any registered underwritten Shelf Offering) that is consummated, withdrawn or abandoned by the applicable Stockholders following formal participation by the Company’s management in a customary “road show” (including an “electronic road show”) or other similar marketing effort by the Company.

“Person” shall mean any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any government or agency or political subdivision thereof.

“Piggyback Notice” shall have the meaning set forth in Section 2(c).

“Piggyback Registration” shall have the meaning set forth in Section 2(c).

“Piggyback Request” shall have the meaning set forth in Section 2(c).

“Proceeding” shall mean an action, claim, suit, arbitration or proceeding (including an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” shall mean the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A or Rule 430B promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all materials incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Registrable Securities” shall mean, as of any date of determination, the shares of Class A Common Stock issued to the Investor pursuant to the Articles Supplementary (whether or not subsequently transferred to any Stockholder), or hereafter acquired by the Investor or any Stockholder pursuant to the conversion of the Series G Preferred Stock, and any other securities issued or issuable with respect to any such shares by way of share split, share dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) they are sold or transferred pursuant to an effective Registration Statement under the Securities Act, (ii) they shall have ceased to be outstanding, (iii) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities, or (iv) the holder thereof is able to dispose of all of its, his or her Registrable Securities under Rule 144 (or any successor rule then in effect) promulgated under the Securities Act, without any limitations thereunder (including, without limitation, volume limitations) during a three-month period without registration and restrictive legends have been removed from all certificates representing the applicable Registrable Securities.

“Registration Statement” shall mean any registration statement of the Company under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” shall mean Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“SEC” shall mean the Securities and Exchange Commission or any successor agency having jurisdiction under the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“Series G Preferred Stock” shall mean all shares currently or hereafter existing of Series G Convertible Preferred Stock, par value $0.001 per share, of the Company.

“Shelf Offering” shall have the meaning set forth in Section 2(c)(iii).

“Short-Form Registration” shall have the meaning set forth in Section 2(b)(i).

“Stockholders” shall have the meaning set forth in the preamble.

“Take-Down Notice” shall have the meaning set forth in Section 2(c)(iii).

“TRS” shall have the meaning set forth in Section 4(c).

“underwritten registration” or “underwritten offering” shall mean a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

“Well-Known Seasoned Issuer” shall have the meaning set forth in Rule 405 (or any successor provision) of the Securities Act.

Section 2.
Registration Rights.
(a)
Holders of Registrable Securities. A Person is deemed, and shall only be deemed, to be a holder of Registrable Securities if such Person owns Registrable Securities or has a right to acquire such Registrable Securities and such Person is a Stockholder.
(b)
Demand Registrations.
(i)
Requests for Registration. Subject to the following paragraphs of this Section 2(b), at any time on or after the one (1) year anniversary of the Initial Closing Date, one or more Stockholders shall have the right, by delivering or causing to be delivered a written notice to the Company, to require the Company to register pursuant to the terms of this Agreement, under and in accordance with the provisions of the Securities Act, the offer, sale and distribution of all of the number of Registrable Securities requested to be so registered pursuant to the terms of this Agreement on Form S-3 (which, at the election of the Stockholders delivering such notice, may be (i) filed pursuant to Rule 415 under the Securities Act and (ii) if the

Company is a Well-Known Seasoned Issuer at the time of filing such registration statement with the SEC, designated by the Company as an Automatic Shelf Registration Statement), if the Company is then eligible for such short-form, or any similar or successor short-form registration (“Short-Form Registrations”) or, if the Company is not then eligible for such short form registration, on Form S-1, Form S-11 or any similar or successor long-form registration (“Long-Form Registrations”) (any such written notice, a “Demand Notice” and any such registration, a “Demand Registration”), as soon as reasonably practicable after delivery of such Demand Notice, but, in any event, the Company shall be required to make the initial filing of the Registration Statement in connection with such Demand Registration within sixty (60) days, in the case of a Long-Form Registration, or thirty (30) days, in the case of a Short-Form Registration, following receipt of such Demand Notice; provided, however, that (i) a Demand Notice may only be made if the sale of the Registrable Securities requested to be registered by such Stockholders is reasonably expected to result in aggregate gross cash proceeds in excess of $15,000,000 (without regard to any underwriting discount or commission), (ii) such Stockholders will not be entitled to deliver (or cause to be delivered) more than four (4) Demand Notices in the aggregate under this Agreement, of which no more than two (2) Demand Notices shall be delivered (or caused to be delivered) in connection with Marketed Offerings, and (iii) the Company will not be obligated to effect more than one (1) Demand Registration that is an underwritten offering in any twelve (12) month period. Following receipt of a Demand Notice for a Demand Registration in accordance with this Section 2(b)(i), the Company shall use its reasonable best efforts to file a Registration Statement in accordance with such Demand Notice as promptly as practicable and shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof.

No Demand Registration shall be deemed to have occurred for purposes of this Section 2(b), and any Demand Notice delivered in connection therewith shall not count as a Demand Notice for purposes of this Section (2)(b)(i), if (x) the Registration Statement relating thereto (and covering not less than 75% of the Registrable Securities specified in the applicable Demand Notice for sale in accordance with the intended method or methods of distribution specified in such Demand Notice) (i) does not become effective, or (ii) is not maintained effective for the period required pursuant to this Section 2(b) or (y) the offering of the Registrable Securities pursuant to such Registration Statement is subject to a stop order, injunction, or similar order or requirement of the SEC during such period.

All requests made pursuant to this Section 2(b) will specify the number of Registrable Securities to be registered and the intended methods of disposition thereof; provided, however, that subject to Section 2(e)(xiii) and Section 3(c), the Company shall not be obligated to list the Registrable Securities on any securities exchange.

Except as otherwise agreed by all Stockholders with Registrable Securities subject to a Demand Registration, the Company shall use its reasonable best efforts to maintain the continuous effectiveness of the Registration Statement with respect to any Demand Registration until such securities cease to be Registrable Securities or such shorter period upon which all Stockholders with Registrable Securities included in such Registration Statement have notified the Company that such Registrable Securities have actually been sold.

Within five (5) business days after receipt by the Company of a Demand Notice pursuant to this Section 2(b), the Company shall deliver a written notice of any such Demand Notice to all other holders of Registrable Securities, and the Company shall, subject to the provisions of Section 2(b)(ii), include in such Demand Registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) business days after the date that such notice has been delivered; provided that such holders must agree to the method of distribution proposed by the Stockholders who delivered the Demand Notice and, in connection with any underwritten registration, such holders (together with the Company and the other holders including securities in such underwritten registration) must enter into an underwriting agreement in the form reasonably approved by the Stockholders holding a majority of the Registrable Securities. All requests made pursuant to the preceding sentence shall specify the aggregate amount of Registrable Securities to be registered and the intended method of distribution of such securities.

(ii)
Priority on Demand Registration. If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in an underwritten offering, and the managing underwriter or underwriters advise the holders of such securities in writing that in its good faith opinion the total number or dollar amount of Registrable Securities proposed to be sold in such offering is such as to adversely affect the price, timing or distribution of such offering (including securities proposed to be included by other holders of securities entitled to include securities in such Registration Statement pursuant to incidental or piggyback registration rights), then there shall be included in such underwritten offering the number or dollar amount of Registrable Securities and such other securities that in the opinion of such managing underwriter can be sold without adversely affecting such offering, and such number of Registrable Securities and such other securities shall be allocated as follows:
(A)
first, pro rata among the holders of Registrable Securities that have requested to participate in such Demand Registration on the basis of the percentage of the Registrable Securities requested to be included in such Registration Statement by such holders; and
(B)
second, the securities for which inclusion in such Demand Registration, as the case may be, was requested by the Company.

No securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such offering.

(iii)
Postponement of Demand Registration. The Company shall be entitled to postpone (but not more than once in any 12-month period), for a reasonable period of time not in excess of thirty (30) days, the filing (but not the preparation) of a Registration Statement if the Company delivers to the Stockholders requesting registration a certificate certifying that such registration and offering would reasonably be expected to materially adversely affect or materially interfere with any bona fide material financing of the Company or any material transaction under consideration by the Company or require the Company to make an Adverse Disclosure. Such certificate shall contain a statement of the reasons for such postponement and an approximation of the anticipated delay. The Stockholders receiving such certificate shall keep the information contained in such certificate confidential subject to the same terms set forth in Section 2(e)(xv). If the Company shall so postpone the filing of a Registration Statement, the Stockholders requesting such registration shall have the right to withdraw the request for registration by giving written notice to the Company within ten (10) days of the anticipated termination date of the postponement period, as provided in the certificate delivered to the applicable Stockholders and, for the avoidance of doubt, upon such withdrawal, the withdrawn request shall not constitute a Demand Notice; provided that in the event such Stockholders do not so withdraw the request for registration, the Company shall continue to prepare a Registration Statement during such postponement such that, if it exercises its rights under this Section 2(b)(iii), it shall be in a position to and shall, as promptly as practicable following the expiration of the applicable deferral or suspension period, file or update and use its reasonable best efforts to cause the effectiveness of the applicable deferred or suspended Registration Statement.
(iv)
Cancellation of a Demand Registration. Holders of a majority of the Registrable Securities that are to be registered in a particular offering pursuant to this Section 2(b) shall have the right to notify the Company that they have determined that the registration statement be abandoned or withdrawn, in which event the Company shall abandon or withdraw such registration statement; provided, that such Demand Notice underlying such abandonment or withdrawal shall not be deemed to be a Demand Notice for purposes of Section 2(b)(i) if in response to a material adverse change regarding the Company or a material adverse change in the financial markets generally.
(v)
Marketed Offerings. In connection with any Demand Notices that are Marketed Offerings, the Company shall cause its officers to use their reasonable best efforts to support the marketing of the Registrable Securities covered by the Registration Statement (including participation in customary “road shows” and the like).
(c)
Piggyback Registration; Shelf Take Down.

(i)
Right to Piggyback. Except with respect to a Demand Registration, the procedures for which are addressed in Section 2(b), if the Company proposes to file a registration statement under the Securities Act with respect to an offering of Class A Common Stock whether or not for sale for its own account and whether or not an underwritten offering or an underwritten registration (other than a Registration Statement (A) on Form S-4, Form S-8 or any successor forms thereto, (B) filed in connection with an exchange offer or any employee benefit or dividend reinvestment plan, (C) relating solely to the offer and sale of debt securities or (D) in connection with any dividend or distribution reinvestment or similar plan), then the Company shall give prompt written notice of such filing no later than twenty (20) days prior to the filing date (the “Piggyback Notice”) to all of the holders of Registrable Securities. The Piggyback Notice shall offer such holders the opportunity to include (or cause to be included) in such registration statement the number of Registrable Securities as each such holder may request (a “Piggyback Registration”). Subject to Section 2(c)(ii), the Company shall include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein (each a “Piggyback Request”) within ten (10) days after notice has been given to the applicable holder. The Company shall not be required to maintain the effectiveness of the Registration Statement for a Piggyback Registration beyond the earlier to occur of (x) one hundred eighty (180) days after the effective date thereof and (y) consummation of the distribution by the holders of the Registrable Securities included in such Registration Statement.
(ii)
Priority on Piggyback Registrations. If any of the Registrable Securities to be registered pursuant to the registration giving rise to the rights under this Section 2(c) are to be sold in an underwritten offering, the Company shall use reasonable best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit holders of Registrable Securities who have submitted a Piggyback Request in connection with such offering to include in such offering all Registrable Securities included in each holder’s Piggyback Request on the same terms and conditions as any other shares of capital stock, if any, of the Company included in the offering. Notwithstanding the foregoing, if the managing underwriter or underwriters of such underwritten offering advise the Company in writing that it is their good faith opinion the total number or dollar amount of securities that such holders, the Company and any other Persons having rights to participate in such registration, intend to include in such offering is such as to adversely affect the price, timing or distribution of the securities in such offering, then there shall be included in such underwritten offering the number or dollar amount of securities that in the opinion of such managing underwriter or underwriters can be sold without so adversely affecting such offering, and such number of Registrable Securities shall be allocated as follows: (i) first, all securities proposed to be sold by the Company for its own account; (ii) second, all Registrable Securities requested to be included in such registration pursuant to Section 2(c), pro rata among such holders on the basis of the percentage of the Registrable Securities requested to be included in such Registration Statement by such holders; and (iii) third, all other securities requested to be included in such Registration Statement; provided that holders may, prior to the earlier of the (i) effectiveness of the Registration Statement and (ii) time at which the offering price and/or underwriter’s discount are determined with the managing underwriter or underwriters, withdraw their request to be included in such registration pursuant to this Section 2(c).
(iii)
Shelf-Take Downs. At any time that a shelf registration statement covering Registrable Securities pursuant to Section 2(b) or Section 2(c) is effective, if any Stockholder delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to sell all or part of its Registrable Securities included by it on the shelf registration statement (a “Shelf Offering”), then, the Company shall amend or supplement the shelf registration statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering (taking into account the inclusion of Registrable Securities by any other holders pursuant to this Section 2(c)(iii)). In connection with any Shelf Offering, including any Shelf Offering that is a Marketed Offering:
(A)
within ten (10) days after receipt by the Company of a Take-Down Notice, the Company shall deliver a written notice of such Take-Down Notice to all other holders of Registrable Securities included on such shelf registration statement and permit each such holder to include its Registrable Securities included on the shelf registration statement in the Shelf Offering if such holder notifies the Company within ten (10) days after delivery of notice to such holder; and

(B)
if the Shelf Offering is underwritten, in the event that the underwriters of such Shelf Offering advise such holders in writing that it is their good faith opinion the total number or dollar amount of securities proposed to be sold exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be included, then the underwriter may limit the number of Registrable Securities which would otherwise be included in such Shelf Offering in the same manner as described in Section 2(b)(ii) with respect to a limitation of shares to be included in a registration;

provided, however, that each Shelf Offering that is a Marketed Offering initiated by a Stockholder shall be deemed to be a demand subject to the provisions of Section 2(b) (subject to Section 2(b)(iv)), and shall decrease by one the number of Demand Notices such Stockholder is entitled to pursuant to Section 2(b)(i); provided, further, that a Take-Down Notice with respect to an underwritten offering that is not a Marketed Offering may only be made if the sale of the Registrable Securities requested to be sold by all Stockholders in the Shelf Offering is reasonably expected to result in aggregate gross cash proceeds in excess of $15,000,000 (without regard to any underwriting discount or commission).

(d)
Restrictions on Public Sale by Holders of Registrable Securities. Each holder of Registrable Securities agrees with all other holders of Registrable Securities and the Company in connection with any underwritten offering made pursuant to a Registration Statement filed pursuant to Section 2(b) and Section 2(c)(i), respectively (whether or not such holder elected to include Registrable Securities in such Registration Statement), if requested (pursuant to a written notice) by the managing underwriter or underwriters in such offering, not to effect any public sale or distribution of any of the Company’s securities (except as part of such underwritten offering), including a sale pursuant to Rule 144 or any swap or other economic arrangement that transfers to another any of the economic consequences of owning the Series G Preferred Stock or Class A Common Stock, or to give any Demand Notice during the period commencing on the date of the Prospectus and continuing for not more than ninety (90) days after the date of the Prospectus (or, in either case, Prospectus supplement if the offering is made pursuant to a “shelf” registration), pursuant to which such public offering shall be made. In connection with any underwritten offering made pursuant to a Registration Statement filed pursuant to Section 2(b) or Section 2(c), the Company shall be responsible for negotiating all “lock-up” agreements with the underwriters and, in addition to the foregoing provisions of this Section 2(d), the Stockholders and holders of Registrable Securities agree to execute the form so negotiated; provided, that the form so negotiated is reasonably acceptable to the Stockholders and holders of Registrable Securities and consistent with the agreement set forth in this Section 2(d) and that, in the case of a Marketed Offering, the Company’s executive officers and directors shall also have executed such form of agreement so negotiated.

If any registration pursuant to Section 2(b) of this Agreement shall be in connection with any: (i) Marketed Offering (including with respect to a Shelf Offering pursuant to Section 2(c)(iii) hereof), the Company will cause each of its executive officers and directors to sign a “lock-up” agreement consistent with that contemplated in the immediately preceding paragraph, and (ii) underwritten offering (including with respect to a Shelf Offering pursuant to Section 2(c)(iii) hereof), the Company will also not effect any public sale or distribution of any common equity (or securities convertible into or exchangeable or exercisable for common equity) (other than a registration statement (A) on Form S-4, Form S-8 or any successor forms thereto or (B) filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan) for its own account, within ninety (90) days after the date of the Prospectus for such offering except as may otherwise be agreed with the holders of the Registrable Securities in such offering.

(e)
Registration Procedures. If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2(b) or Section 2(c), the Company shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall cooperate in the sale of the securities and shall, as expeditiously as possible to the extent applicable:
(i)
prepare and file with the SEC a Registration Statement or Registration Statements on such form as shall be available for the sale of the Registrable Securities by the holders thereof or by the Company in accordance with the intended method or methods of distribution thereof and in accordance with this Agreement, and use its reasonable best efforts to cause such Registration Statement to become effective and to remain effective as provided herein; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference), the Company shall furnish or otherwise make available to the holders of the Registrable Securities covered by such Registration Statement, their counsel and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review and comment of such counsel, and such other documents reasonably requested by such counsel, including any comment letter from the SEC, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein and, to the extent reasonably necessary to enable such holders to exercise their due diligence responsibility, such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s books and records, officers, accountants and other advisors upon reasonable notice and only to the extent the Company determines in good faith that such disclosure and access would not forfeit any attorney-client privilege or confidentiality obligations. The Company shall not file any such Registration Statement or Prospectus or any amendments or supplements thereto (including such documents that, upon filing, would be incorporated or deemed to be incorporated by reference therein) with respect to a Demand Registration to which the holders of a majority of the Registrable Securities covered by such Registration Statement, their counsel, or the managing underwriters, if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Company’s counsel, such filing is necessary to comply with applicable law;
(ii)
prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective during the period provided herein and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement; and cause the related Prospectus to be supplemented by any Prospectus supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act;
(iii)
promptly notify each selling holder of Registrable Securities, its counsel and the managing underwriters, if any, and, if requested by any such Person, confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if at any time the Company has reason to believe that the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 2(e)(xiv) below cease to be true and correct, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (vi) if the Company has knowledge of the happening of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (which notice shall notify the selling holders only of the occurrence of such an event and shall provide no additional information regarding such event to the extent such information would constitute material non-public information);

(iv)
use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest date reasonably practicable;
(v)
if requested by the managing underwriters, if any, or the holders of a majority of the then-outstanding Registrable Securities being sold in connection with an underwritten offering, promptly include in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and such holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 2(e) that are not, in the opinion of counsel for the Company, in compliance with applicable law;
(vi)
furnish or make available to each selling holder of Registrable Securities, its counsel and each managing underwriter, if any, without charge, at least one conformed copy of the Registration Statement, the Prospectus and Prospectus supplements, if applicable, and each post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits, unless requested in writing by such holder, counsel or underwriter); provided that the Company may furnish or make available any such documents in electronic format;
(vii)
deliver to each selling holder of Registrable Securities, its counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto as such Persons may reasonably request from time to time in connection with the distribution of the Registrable Securities; provided that the Company may furnish or make available any such documents in electronic format (other than, in the case of a Marketed Offering, upon the request of the managing underwriters thereof for printed copies of any such Prospectus or Prospectuses); and the Company, subject to the last paragraph of this Section 2(e), hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto;
(viii)
prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing and to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective pursuant to this Agreement and to take any other action that may be necessary or advisable to enable such holders of Registrable Securities to consummate the disposition of such Registrable Securities in such jurisdiction; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Agreement or (ii) take any action that would subject it to general service of process in any such jurisdiction where it would not otherwise be subject but for this Agreement;
(ix)
cooperate with, and direct the Company’s transfer agent to cooperate with, the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely settlement of any offering or sale of Registrable Securities, including the preparation and delivery of certificates (not bearing any legends) or book-entry (not bearing stop transfer instructions) representing Registrable Securities to be sold after receiving written representations from each holder of such Registrable Securities that the Registrable Securities represented by the certificates so delivered by such holder will be transferred in accordance with the Registration Statement and, in connection therewith, if reasonably required by the Company’s transfer agent, the Company shall promptly after the effectiveness of the registration statement cause an opinion of counsel as to the effectiveness of any Registration Statement to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without restriction upon sale by the holder of such shares of Registrable Securities under the Registration Statement;
(x)
upon the occurrence of, and its knowledge of, any event contemplated by Section 2(e)(iii)(vi) above, prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the Investors of the Registrable Securities being sold thereunder, such that the Registration Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
(xi)
prior to the effective date of the Registration Statement relating to the Registrable Securities, provide a CUSIP number for the Registrable Securities;
(xii)
provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;
(xiii)
use its reasonable best efforts to cause all shares of Registrable Securities covered by such Registration Statement to be listed on a national securities exchange if shares of the particular class of Registrable Securities are at that time listed on such exchange, as the case may be, prior to the effectiveness of such Registration Statement;
(xiv)
enter into such agreements (including underwriting agreements in form, scope and substance as is customary in underwritten offerings and such other documents reasonably required under the terms of such underwriting agreements, including customary legal opinions and auditor “comfort” letters) and take all such other actions reasonably requested by the holders of a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the managing underwriters, if any) to expedite or facilitate the disposition of such Registrable Securities;
(xv)
in connection with a customary due diligence review, upon reasonable notice, make available for inspection by a representative of the selling holders of Registrable Securities, any underwriter participating in any such disposition of Registrable Securities, if any, and any counsel or accountants retained by such selling holders or underwriter (collectively, the “Offering Persons”), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information and participate in customary due diligence sessions in each case reasonably requested by any such representative, underwriter, counsel or accountant in connection with such Registration Statement unless the Company determines in good faith that such due diligence would forfeit any attorney-client privilege or confidentiality obligations, provided, however, that any information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such Offering Persons unless (i) disclosure of such information is required by court or administrative order, (ii) disclosure of such information, in the reasonable judgment of the Offering Persons, is required by law or applicable legal process (including in connection with the offer and sale of securities pursuant to the rules and regulations of the SEC), (iii) such information is or becomes generally available to the public other than as a result of a non-permitted disclosure or failure to safeguard by such Offering Persons in violation of this Agreement or (iv) such information (A) was known to such Offering Persons (prior to its disclosure by the Company) from a source other than the Company when such source, to the knowledge of the Offering Persons, was not bound by any contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information, (B) becomes available to the Offering Persons from a source other than the Company when such source, to the knowledge of the Offering Persons, is not bound by any contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information or (C) was developed independently by the Offering Persons or their respective representatives without the use of, or reliance on, information provided by the Company. In the case of a proposed disclosure pursuant to (i) or (ii) above, such Person shall be required to give the Company written notice of the proposed disclosure prior to such disclosure (except in the case of (ii) above when a proposed disclosure was or is to be made in connection with a Registration Statement or Prospectus under this Agreement); and
(xvi)
cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the FINRA, including the use reasonable best efforts to obtain FINRA’s pre-clearance or pre-approval of the Registration Statement and applicable Prospectus upon filing with the SEC.

The Company may require each holder of Registrable Securities as to which any registration is being effected to furnish to the Company in writing such information required in connection with such registration regarding such seller and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing and the Company may exclude from such registration the Registrable Securities of any holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

Each holder of Registrable Securities agrees if such holder has Registrable Securities covered by such Registration Statement that, upon receipt of any written notice from the Company of the happening of any event of the kind described in Section 2(e)(ii), 2(e)(iii), 2(e)(iv) or 2(e)(v), such holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2(e)(x), or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus; provided, however, that the time periods under Section 2(b) with respect to the length of time that the effectiveness of a Registration Statement must be maintained shall automatically be extended by the amount of time the holder is required to discontinue disposition of such securities.

(f)
Registration Expenses. All fees and expenses incurred in connection with registrations, filings or qualifications pursuant to Section 2 of this Agreement (including (i) all registration and filing fees (including fees and expenses with respect to (A) all SEC, stock exchange or trading system and FINRA registration, listing, filing and qualification and any other fees associated with such filings, including with respect to counsel for the underwriters and any qualified independent underwriter in connection with FINRA qualifications, (B) rating agencies and (C) compliance with securities or “blue sky” laws, including any fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Securities pursuant to Section 2(e)(viii)), (ii) fees and expenses of the financial printer, (iii) messenger, telephone and delivery expenses of the Company, (iv) fees and disbursements of counsel for the Company, (v) reasonable fees and disbursements of one counsel for the selling holders of Registrable Securities (together with one local counsel to the extent reasonably necessary), and (vi) fees and disbursements of all independent certified public accountants, including the expenses of any special audits and/or “comfort letters” required by or incident to such performance and compliance), shall be borne by the Company whether or not any Registration Statement is filed or becomes effective; provided, however, that in the event of abandonment or withdrawal of a Registration Statement pursuant to Section 2(b)(iv) that is not in response to a material adverse change regarding the Company, fees and disbursements made by or on behalf of the holders of Registrable Securities shall be borne by such holders of Registrable Securities. All underwriters discounts and selling commissions and all stock transfer taxes, in each case related to Registrable Securities registered in accordance with this Agreement, shall be borne by the Stockholders of Registrable Securities included in such registration pro rata among each other on the basis of the number of Registrable Securities so registered (provided that such stock transfer taxes shall be borne solely by the holders of Registrable Securities subject to such taxes).

(g)
Indemnification.
(i)
Indemnification by the Company. The Company shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors, partners, members, managers, stockholders, accountants, attorneys, agents and employees of each of them, each Person who controls each such holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, stockholders, accountants, attorneys, agents and employees of each such controlling person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter, from and against any and all losses, claims, damages, liabilities, costs (including costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses incurred by such party in connection with any investigation or Proceeding), expenses, judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Prospectus, offering circular, any amendments or supplements thereto, “issuer free writing prospectus” (as such term is defined in Rule 433 under the Securities Act) or other document (including any related Registration Statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation thereunder applicable to the Company and (without limitation of the preceding portions of this Section 2(g)(i)) will reimburse each such holder, each of its officers, directors, partners, members, managers, stockholders, accountants, attorneys, agents and employees and each Person who controls each such holder and the officers, directors, partners, members, managers, stockholders, accountants, attorneys, agents and employees of each such controlling person, each such underwriter, and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such Loss or action, provided that the Company will not be liable in any such case to the extent that any such Loss arises out of or is based on any untrue statement or omission by such holder or underwriter, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus, offering circular, or other document in reliance upon and in conformity with written information regarding such holder of Registrable Securities furnished to the Company by such holder of Registrable Securities expressly for inclusion therein. It is agreed that the indemnity agreement contained in this Section 2(g)(i) shall not apply to amounts paid in settlement of any such Loss or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld). The indemnification provided for under this Section 2(g)(i) shall survive the transfer of the Registrable Securities by the selling holder of Registrable Securities.
(ii)
Indemnification by Holder of Registrable Securities. The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with this Agreement, that the Company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities to indemnify, to the fullest extent permitted by law, severally and not jointly with any other holders of Registrable Securities, the Company, its directors and officers and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and all other prospective sellers, from and against all Losses arising out of or based on any untrue statement of a material fact contained in any such Registration Statement, Prospectus, offering circular, any amendments or supplements thereto, “issuer free writing prospectus” (as such term is defined in Rule 433 under the Securities Act) or other document, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and to reimburse the Company, its directors and officers and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and all other prospective sellers for any legal or any other expenses reasonably incurred in connection with investigating or defending any such Loss or action, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such Registration Statement, Prospectus, offering circular, any amendments or supplements thereto, “issuer free writing prospectus” (as such term is defined in Rule

433 under the Securities Act) or other document in reliance upon and in conformity with written information regarding such holder of Registrable Securities furnished to the Company by such holder of Registrable Securities expressly for inclusion therein; provided, however, that the obligations of such holder under such undertaking shall not apply to amounts paid in settlement of any such Losses (or actions in respect thereof) if such settlement is effected without the consent of such holder (which consent shall not be unreasonably withheld); and provided, further, that the liability of such holder of Registrable Securities shall be limited to the net proceeds received by such selling holder from the sale of Registrable Securities covered by such Registration Statement. The indemnification provided for under this Section 2(g)(ii) shall survive the transfer of the Registrable Securities by the selling holder.
(iii)
Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder or under the undertaking contemplated by Section 2(g)(ii) (an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any Proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been materially prejudiced by such delay or failure. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or Proceeding, to, unless in the Indemnified Party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, assume, at the Indemnifying Party’s expense, the defense of any such claim or Proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (i) the Indemnifying Party agrees to pay such fees and expenses; or (ii) the Indemnifying Party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such claim or Proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding, in which case the Indemnified Party shall have the right to employ separate counsel and to assume the defense of such claim or proceeding at the Indemnifying Party’s expense; provided, further, however, that the Indemnifying Party shall not, in connection with any one such claim or Proceeding or separate but substantially similar or related claims or Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the Indemnified Parties. Whether or not such defense is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder. All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, promptly upon receipt of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder, provided that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification under this Section 2(g)).
(iv)
Contribution. If the indemnification provided for in this Section 2(g) is unavailable to an Indemnified Party in respect of any Losses (other than in accordance with its terms), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and

Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2(g)(iv) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 2(g)(iv), an Indemnifying Party that is a selling holder of Registrable Securities shall not be required to contribute any amount in excess of the amount that such Indemnifying Party has otherwise been, or would otherwise be, required to pay pursuant to Section 2(g)(ii) by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(v)
Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
(h)
Rule 144. The Company shall use reasonable best efforts to: (i) file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner, to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144; and (ii) so long as any Registrable Securities are outstanding, furnish holders thereof upon request (A) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act and (B) a copy of the most recent annual or quarterly report of the Company (except to the extent the same is available on EDGAR).
(i)
Underwritten Registrations.
(i)
In connection with any underwritten offering, the investment banker or investment bankers and managers shall be selected by (i) the Stockholders holding a majority of Registrable Securities included in any Demand Registration, including any Shelf Offering, initiated by the Stockholders, which selection shall be reasonably acceptable to the Company (and approval of the same not to be unreasonably withheld), and (ii) the Company to administer any other offering, including any Piggyback Registration.
(ii)
No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell the Registrable Securities it desires to have covered by a Registration Statement on the basis provided in any underwriting arrangements in customary form and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.
Section 3.
Information Rights.
(a)
The Company shall provide (which may be satisfied by filing with the SEC’s EDGAR system) the Investor with:
(i)
as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and a comparison between (x) the actual amounts as of and for such fiscal year and (y) the comparable amounts for the prior year, with an explanation of any material differences between such amounts and a schedule as to the sources and applications of funds for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements audited and certified by independent public accountants of nationally recognized standing selected by the Company;
(ii)
as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments; and (ii) not contain all notes thereto that may be required in accordance with GAAP);
(iii)
as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, and the Class A Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Class A Common Stock and the exchange ratio or exercise price applicable thereto, all in sufficient detail as to permit the Investor to calculate its respective percentage equity ownership in the Company, and certified by the chief financial officer or chief executive officer of the Company as being true, complete and correct; and
(iv)
such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as the Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Section 3(a)(iv) to disclose any information to the extent that, upon the advice of counsel, such disclosure (i) would be prohibited by applicable law or (ii) would reasonably be expected to cause a violation of any contract or agreement to which the Company or any of its subsidiaries is a party or (iii) would cause a loss of privilege to the Company or any of its subsidiaries (provided that the Company shall use its reasonable best efforts to make appropriate substitute disclosure arrangements under circumstances where the foregoing restrictions apply); provided, further, that the Investor shall keep the information provided under this Section 3(a)(iv) confidential subject to the same terms set forth in Section 2(e)(xv).

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated financial statements of the Company and all such consolidated subsidiaries.

(b)
Access.
(i)
Subject to the confidentiality provisions contained in Section 2(e)(xv) hereof, the Company shall permit representatives of the Investor to visit and inspect, at the Investor’s expense, any of the properties of the Company or its subsidiaries and to examine the corporate books and make copies or extracts therefrom and to discuss the affairs, finances and accounts of the Company and its subsidiaries with the principal officers of the Company, all upon reasonable notice and at such reasonable times and as often as the Investor may reasonably request. Any examination pursuant to this Section 3(b)(i) shall be conducted during normal business hours and in such manner as not to interfere unreasonably with the conduct of the business of the Company, and nothing herein shall require the Company or any of its subsidiaries to disclose any information to the extent that, upon the advice of counsel, such disclosure (i) would be prohibited by applicable law or (ii) would reasonably be expected to cause a violation of any contract or agreement to which the Company or any of its subsidiaries is a party or (iii) would cause a loss of privilege to the Company or any of its subsidiaries (provided that the Company shall use its reasonable best efforts to make appropriate substitute disclosure arrangements under circumstances where the foregoing restrictions apply).
(ii)
The provisions of this Section 3(b)(ii) shall terminate and no longer be of any effect from and after such time as the Investor no longer beneficially owns any shares of Series G Preferred

Stock convertible into shares of Class A Common Stock, or shares of Class A Common Stock issued upon the conversion of any shares of Series G Preferred Stock.
(c)
Listing of Shares. If at any time that Registrable Securities are outstanding, the Company lists shares of its capital stock of the same class of shares as any Registrable Securities on a national securities exchange, the Company shall use its reasonable best efforts to list or include all Registrable Securities on such exchange, and shall provide a transfer agent and registrar and CUSIP number for such Registrable Securities prior to the effective date of any registration statement covering such Registrable Securities.
Section 4.
Additional Covenants.
(a)
Maintenance of REIT Status. Until the first day of the first calendar year in which no Series G Preferred Stock or Class A Common Stock issued upon conversion of the Series G Preferred Stock is held at any time by the Investor or any of its Affiliates, (i) the Company shall continue to be taxed as a REIT under the Code, and thereafter the Company shall use its best efforts to continue to qualify as a REIT under the Code unless its board of directors determines that it is no longer in the best interests of the Company to be so qualified, and (ii) if the Company determines, upon advice of tax counsel (the “REIT Non-Compliance Determination”), that (A) it no longer meets the requirements for qualification and taxation as a REIT under the Code (“REIT Non-Compliance”), (B) such REIT Non-Compliance is not subject to the de minimis exception under Section 856(c)(7)(B) of the Code, and (C) it does not expect to be able to cure such REIT Non-Compliance retroactively though relief based on reasonable cause and not willful neglect under Section 856(c)(6) or Section 856(c)(7)(A) of the Code, under Section 9100 of the Code, or as otherwise permitted under the Code (provided that, if the Company expects, but is unable to, effect such cure within a reasonable period of time, this clause (C) shall not apply), the Company shall provide written notice to the Investor within five (5) business days of REIT Non-Compliance Determination.
(b)
So long as the Investor or any of its Affiliates holds, at any time during a calendar quarter or year ending after the date of this Agreement, 5% or more of the shares of Series G Preferred Stock issued pursuant to the Merger (or such respective portion of Class A Common Stock issued upon conversion of the Series G Preferred Stock), the Company shall deliver to the Investor, (i) no later than thirty (30) days after the end of such quarter, copies of REIT testing schedules showing the Company’s satisfaction of the REIT asset requirements for such quarter, and (ii) no later than thirty (30) days after the end of such year, copies of REIT testing schedules showing the Company’s satisfaction of the REIT income and distribution requirements for such year.
(c)
Election; Cooperation. So long as the Investor or any of its Affiliates holds any Series G Preferred Stock or Class A Common Stock issued upon conversion of the Series G Preferred Stock, (i) upon the request of the Investor, the Company shall cooperate with the Investor in making (x) an election to treat the Company as a taxable REIT subsidiary (within the meaning of Section 856(l) of the Code) (“TRS”) of Extra Space Storage Inc. for any applicable taxable year(s) if the Company fails to qualify as a REIT under the Code and/or (y) protective TRS elections for years in which the Company continues to qualify as a REIT under the Code, and (ii) the Company and the Investor shall cooperate with each other to provide such other information as may reasonably be requested to assist in determining whether the ownership of such Preferred Stock (or such Class A Common Stock) would adversely affect the qualification of either party (or an Affiliate thereof) as a REIT under the Code.
(d)
REIT Opinion. So long as the Investor or any of its Affiliates holds any Series G Preferred Stock or Class A Common Stock issued upon conversion of the Series G Preferred Stock, upon the request of the Investor (which request may be made not more than annually), the Company shall cause Nelson Mullins Riley & Scarborough LLP or another nationally recognized law firm experienced in matters relating to REITs (such other law firm to be reasonably acceptable to the Investor) to provide to the Investor an opinion substantially to the effect that, commencing with its taxable year ended December 31, 2021, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its actual method of operation has enabled it to meet, and its proposed method of operation will enable it to continue to meet, the requirements for qualification and taxation as a REIT under the Code, together with a copy of any officer’s certificate referenced in such opinion. Such opinions and the related officer’s certificates shall be customary in form and substance and otherwise reasonably satisfactory to the Investor.
(e)
Insurance. The Company shall continue to hold term “key-person” insurance on H. Michael Schwartz in an amount not less than ten million dollars ($10,000,000). The key person insurance policy shall name the Company as loss payee. The Company shall cause such key person insurance policy to be maintained until such time as H. Michael Schwartz no longer (i) serves as Chairman of the Company or any similar role within the Company or (ii) otherwise performs any of the duties typically performed by Mr. Schwartz in his capacity as Chairman as of the date hereof.
Section 5.
Miscellaneous.
(a)
Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of holders of a majority of the then outstanding Registerable Securities and the Company. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of a majority of the Registrable Securities being sold by such holders pursuant to such Registration Statement.
(b)
Notices. All notices required to be given hereunder shall be in writing and shall be deemed to be duly given if personally delivered, telecopied and confirmed, or mailed by certified mail, return receipt requested, or overnight delivery service with proof of receipt maintained, at the following address (or any other address that any such party may designate by written notice to the other parties):

If to the Company, to the address of its principal executive offices. If to any Stockholder, at such Stockholder’s address as set forth on the records of the Company. Any such notice shall, if delivered personally, be deemed received upon delivery; shall, if delivered by telecopy, be deemed received on the first business day following confirmation; shall, if delivered by overnight delivery service, be deemed received the first business day after being sent; and shall, if delivered by mail, be deemed received upon the earlier of actual receipt thereof or five (5) business days after the date of deposit in the United States mail.

(c)
Successors and Assigns; Stockholder Status. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including subsequent holders of Registrable Securities acquired, directly or indirectly, from the Stockholders; provided, however, that (y) no Stockholder may assign this Agreement (in whole or in part) without the prior written consent of the Company, which consent shall not be unreasonably withheld, provided, however, that a Stockholder may assign this Agreement without the consent of the Company to an Affiliate of such Stockholder, and (z) any successor or assign shall not be entitled to such rights unless the successor or assign shall have executed and delivered to the Company an Addendum Agreement substantially in the form of Exhibit A hereto (which shall also be executed by the Company) promptly following the acquisition of such Registrable Securities, in which event such successor or assign shall be deemed a Stockholder for purposes of this Agreement. Except as provided in Section 2(g) with respect to an Indemnified Party, nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, remedy or claim under, in or in respect of this Agreement or any provision herein contained.
(d)
Counterparts. This Agreement may be executed in two or more counterparts and delivered by facsimile, pdf or other electronic transmission with the same effect as if all signatory parties had signed and delivered the same original document, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(e)
Headings; Construction. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the context requires otherwise: (i) pronouns in the masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa; (ii) the term “including” shall be construed to be expansive rather than limiting in nature and to mean “including, without limitation,”; (iii) references to sections and paragraphs refer to sections and paragraphs of this Agreement; and (iv) the words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole, including Exhibit A hereto, and not to any particular subdivision unless expressly so limited.
(f)
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
(g)
Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
(h)
Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
(i)
Entire Agreement. This Agreement and the Articles Supplementary are intended by the parties as a final expression of their agreement, and are intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein, with respect to the registration rights granted by the Company with respect to Registrable Securities. This Agreement, together with Officer’s Certificate and the Articles Supplementary, supersedes all prior agreements and understandings between the parties with respect to such subject matter.
(j)
Securities Held by the Company or its Subsidiaries. Whenever the consent or approval of holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its subsidiaries shall not be counted in determining whether such consent or approval was given by the holders of such required percentage.
(k)
Specific Performance; Further Assurances. The parties hereto recognize and agree that money damages may be insufficient to compensate the holders of any Registrable Securities for breaches by the Company of the terms hereof and, consequently, that the equitable remedy of specific performance of the terms hereof will be available in the event of any such breach. The parties hereto agree that in the event the registrations and sales of Registrable Securities are effected pursuant to the laws of any jurisdiction outside of the United States, such parties shall use their respective reasonable best efforts to give effect as closely as possible to the rights and obligations set forth in this Agreement, taking into account customary practices of such foreign jurisdiction, including executing such documents and taking such further actions as may be reasonably necessary in order to carry out the foregoing.
(l)
Term. This Agreement shall terminate with respect to a Stockholder on the date on which such Stockholder ceases to hold Registrable Securities; provided, that, such Stockholder’s rights and obligations pursuant to Section 2(g), as well as the Company’s obligations to pay expenses pursuant to Section 2(f), shall survive with respect to any registration statement in which any Registrable Securities of such

Stockholders were included and, for the avoidance of doubt, any underwriter lock-up that a Stockholder has executed prior to a Stockholder’s termination in accordance with this clause shall remain in effect in accordance with its terms.
(m)
Expenses. Other that as set forth in Section 2(f), each of the parties will bear and pay all other costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to this Agreement; provided, however, promptly following entering into this Agreement, the Company shall reimburse the Investor for its reasonable out-of-pocket expenses incurred in connection with due diligence, the negotiation and preparation of this Agreement and the transactions contemplated pursuant to this Agreement (including fees and expenses of attorneys, accountants and consultants in connection with the transactions contemplated pursuant to this Agreement), up to a maximum amount of $50,000.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Investors’ Rights Agreement to be duly executed as of the date first above written.

STRATEGIC STORAGE TRUST VI, INC.

By: /s/ H. Michael Schwartz
Name: H. Michael Schwartz

Title: Chief Executive Officer

EXTRA SPACE STORAGE LP

By: ESS Holdings Business Trust I

Its: General Partner

By: /s/ Gwyn G. McNeal
Name: Gwyn G. McNeal

Title: Trustee

[Investors’ Rights Agreement Signature Page]

Exhibit A

Addendum Agreement

This Addendum Agreement is made this ___ day of ____________, 20___, by and between _________________________________ (the “New Stockholder”) and Strategic Storage Trust VI, Inc. (the “Company”), pursuant to an Investors’ Rights Agreement dated as of November 1, 2026 (the “Agreement”), by and between the Company and the Investor. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

W I T N E S S E T H:

WHEREAS, the Company has agreed to provide certain registration and other rights with respect to the Registrable Securities as set forth in the Agreement;

WHEREAS, the New Stockholder has acquired Registrable Securities directly or indirectly from a Stockholder; and

WHEREAS, the Company and the Stockholders have required in the Agreement that all persons desiring registration and other rights must enter into an Addendum Agreement binding the New Stockholder to the Agreement to the same extent as if it were an original party thereto.

NOW, THEREFORE, in consideration of the mutual promises of the parties, the New Stockholder acknowledges that it has received and read the Agreement and that the New Stockholder shall be bound by, and shall have the benefit of, all of the terms and conditions set out in the Agreement to the same extent as if it were an original party to the Agreement and shall be deemed to be a Stockholder thereunder.

______________________________

New Stockholder

Address:

________________________________

________________________________

Agreed to on behalf of the Company pursuant to Section 5(c) of the Agreement.

STRATEGIC STORAGE TRUST VI, INC.

By:

Name: H. Michael Schwartz

Title: Chief Executive Officer